Exhibit 10.18

INDEPENDENCE CONTRACT DRILLING, INC.

2012 OMNIBUS INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

THIS NON QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is effective [•] (the “Grant Date”), between Independence Contract Drilling, Inc., a Delaware corporation (the “Company”), and [•] (the “Holder”).

WHEREAS, the Company has established the Independence Contract Drilling, Inc. 2012 Omnibus Incentive Plan (the “Plan”); and

WHEREAS, the Holder is currently an Employee of the Company or one of its Affiliates, and the Company desires to encourage the Holder’s continued service and, as an inducement thereto, has determined to grant to the Holder pursuant to the Plan the option provided for herein.

NOW, THEREFORE, in consideration of the premises and the covenants and the agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder hereby agree as follows:

1.	Definitions. Capitalized terms not otherwise defined in this Option Agreement shall have the meanings given to such terms in the Plan.

2.	Grant. Effective as of the Grant Date, the Company hereby grants to the Holder pursuant to the terms and conditions of the Plan an option (the “Option’’) to purchase [•] shares of Common Stock at a price of [•] per share (the “Option Price’’). The Option shall be for a term commencing on the Grant Date and ending on the [•] anniversary of the Grant Date (the “Expiration Date’’) (unless such Option terminates earlier as provided in this Option Agreement or as set forth under the terms of the Plan). The Option is subject to the terms and provisions of the Plan, which are hereby incorporated herein by reference and the terms and provisions of this Option Agreement.

3.	Vesting. So long as the Option has not been terminated, the Option shall vest and be exercisable as follows:

(a)	on the Grant Date, the Option shall be vested and be exercisable with respect to [•] of the shares subject to this Option;

(b)	on the first anniversary of the Grant Date, the Option shall be vested and exercisable with respect to an additional [•] shares subject to this Option;

(c)	on the second anniversary of the Grant Date, the Option shall be vested and exercisable with respect any additional [•] shares subject to this Option; and

(d)	on the third anniversary of the Grant Date, the Option shall be vested and exercisable with respect to an additional [•] shares subject to this Option.

In addition, all unvested Options shall immediately vest upon a Change of Control.

“Change in Control” means the occurrence of any of the following events:

(a) Change in Board Composition. Individuals who constitute the members of the Board as of the date hereof (the “Incumbent Directors”), cease for any reason to constitute at least a majority of members of the Board; provided that any individual becoming a director of the Company subsequent to the date hereof shall be considered an Incumbent Director if such individual’s appointment, election or nomination was approved by a vote of at least 50% of the Incumbent Directors; provided further that any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or contests by or on behalf of a “person” (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director;

(b) Business Combination. Consummation of (i) a reorganization, merger, consolidation, share exchange or other business combination involving the Company or any of its subsidiaries or the disposition of all or substantially all the assets of the Company, whether in one or a series of related transactions, or (ii) the acquisition of assets or stock of another entity by the Company (either, a “Business Combination”), excluding, however, any Business Combination pursuant to which: (A) individuals who were the “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act), respectively, of the then outstanding shares of common stock of the Company (the “Outstanding Stock”) and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Company (the “Outstanding Company Voting Securities”) immediately prior to such Business Combination beneficially own, upon consummation of such Business Combination, directly or indirectly, more than 50% of the then outstanding shares of common stock (or similar securities or interests in the case of an entity other than a corporation) and more than 50% of the combined voting power of the then outstanding securities (or interests) entitled to vote generally in the election of directors (or in the selection of any other similar governing body in the case of an entity other than a corporation) of the Surviving Corporation (as defined below) in substantially the same proportions as their ownership of the Outstanding Stock and Outstanding Company Voting Securities, immediately prior to the consummation of such Business Combination (that is, excluding any outstanding voting securities of the Surviving Corporation that such beneficial owners hold immediately following the consummation of the Business Combination as a result of their ownership prior to such consummation of voting securities of any company or other entity involved in or fanning part of such Business Combination other than the Company); (B) no person (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any of its subsidiaries or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company) or group (as such term is defined in Rule 13d-3 under the Exchange Act) becomes the beneficial owner of 20% or more of either (x) the then outstanding shares of common stock (or similar securities or interests in the case of entity other than a corporation) of the Surviving Corporation, or (y) the combined voting power of the then outstanding securities (or interests) entitled to vote generally in the election of directors (or in the selection of any other similar governing body in the case of an entity other than a corporation); and (C) individuals who were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination constitute at least a majority of the members of the board of directors (or of any similar governing body in the case of an entity other than a corporation) of the Surviving Corporation; where for purposes of this subsection (b), the term “Surviving Corporation” means the entity resulting from a Business Combination or, if such entity is a direct or indirect subsidiary of another entity, the entity that is the ultimate parent of the entity resulting from such Business Combination;

(c) Stock Acquisition. Any person (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any of its subsidiaries or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company) or group becomes the beneficial owner of 20% or more of either (x) the Outstanding Stock or (y) the Outstanding Company Voting Securities; provided, however, that for purposes of this subsection (c), no Change of Control shall be deemed to have occurred as a result of any acquisition directly from the Company; or

(d) Liquidation. Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company (or, if no such approval is required, the consummation of such a liquidation or dissolution).

4.	Non-Incentive Stock Option. The Option is not intended to qualify as an “incentive stock option” as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

5.	Exercise of Options. The Option may be exercised from time to time as to the total number of shares that may then be issuable upon the exercise thereof or any portion thereof by the Holder, a Permitted Assignee (as defined in Section 6) with the consent of the Committee, or, in the event of the death or disability of the Holder, the Holder’s executors, administrators, guardian, or legal representative by giving written notice of such exercise to the Company or its designated agent in substantially the form attached hereto as Exhibit A.

6.	Assignment. The Option may not be transferred or assigned in any manner by the Holder except by testament or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in Section 401(a)(l3) of the Internal Revenue Code of 1986, as amended, or Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended), and shall be exercisable during the Holder’s lifetime only by him or her (or, if under a qualified domestic relations order, his or her alternate payee). Notwithstanding the foregoing, a Holder may assign or transfer the Option with the consent of the Committee (i) for charitable donations; (ii) to the Holder’s spouse, children or grandchildren (including any adopted and stepchildren and grandchildren); or (iii) to a trust for the benefit of the Holder or the persons referred to in clause (ii) (each transferee thereof, a “Permitted Assignee’’); provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and this Option Agreement and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Holder shall remain bound by the terms and conditions of the Plan. Any attempted assignment of the Option in violation of this Section 6 shall be null and void. In the discretion of the Committee, any attempt to transfer the Option other than under the terms of the Plan and this Option Agreement may terminate the Option.

7.	Changes in the Company’s Capital Structure. The existence of the Option shall not affect in any way the right or power of the Company (or any company the stock of which is awarded pursuant to this Option Agreement) or its stockholders to make or authorize any adjustment, recapitalization, reorganization or other changes in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding, whether of a similar character or otherwise.

8.	Requirements of Law. The Company shall not be required to sell or issue any shares on the exercise of the Option if the issuance of such shares shall constitute a violation by the Holder or the Company of any provisions of any law or regulation of any governmental authority. Regarding any applicable statute or regulation relating to the registration of securities, upon exercise of the Option, the Company shall not be required to issue any shares of Stock unless the Committee has received evidence satisfactory to it to the effect that the Holder will not transfer the shares of Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be [mal, binding, and conclusive. The Company may, but shall in no event be obligated to, register any shares of Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the shares of Stock issuable on exercise of the Option are not registered, the Company may imprint on the certificate evidencing the shares of Stock the following legend or any other legend that counsel for the Company considers necessary or advisable to comply with applicable law:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON RECEIPT BY THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.

Should the shares of Stock be represented by book or electronic entry rather than by certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action to cause the exercise of the Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

9.	Termination. The Option, to the extent it shall not previously have been exercised, shall terminate on the earlier of the (i) Expiration Date, (ii) as provided in Section 4.7 of the Plan or other provisions of the Plan or (iii) as provided in the Plan upon Separation from Service, unless the Committee extends the term of this Option in writing to a period not extending beyond the Expiration Date.

In addition, notwithstanding anything in this Option any vested and unexercised Options shall terminate on the first anniversary following Separation from Service unless such Separation of Service occurs as a result of termination of employment for “Good Reason” or “Cause” or such Separation from Service occurs within six months from a Change of Control, in which case any vested Options shall survive until the Expiration Date.

10.	Forfeitures. This Option shall be subject to the forfeiture provisions set forth in the Plan, including, subject to anything in this Agreement or any written employment agreement with the Company to the contrary, that in the event the Holder’s employment with the Company and its Affiliates terminates, any unvested portion of this Option shall immediately be forfeited to the Company without any consideration and shall cease to be outstanding.

11.	No Rights as a Stockholder. The Holder shall not have any rights as a stockholder with respect to any shares issuable upon the exercise of the Option until the date of issuance of the stock certificate or certificates representing such shares following the Holder’s exercise of the Option pursuant to its terms and conditions and payment for such shares and the acceptance by the Company of an instrument of accession to the stockholders agreement of the Company then in effect executed by the Holder. Except as otherwise provided in the Plan, no adjustment shall be made for dividends or other distributions made with respect to the Common Stock the record date for the payment of which is prior to the date of issuance of the stock certificate or certificates representing such shares following the Holder’s exercise of the Option.

12.	Tax Withholding. To the extent that the grant, exercise, or vesting of the Option results in income to the Holder for federal, state, local or foreign income, employment, excise or other tax purposes with respect to which the Company or an Affiliate has a withholding obligation, the Company or Affiliate may deduct from other compensation payable to the Holder any sums required by federal, state, local, or foreign tax law to be withheld with respect to the grant, exercise, or vesting of the Option. In the alternative, the Company or Affiliate may require the Holder (or other person validly exercising the Option) to pay such sums for taxes directly to the Company or Affiliate, as the case may be, in cash or by check within one day after the date of grant, vesting or exercise. In the discretion of the Committee, and with the consent of the Holder, the Company may reduce the number of shares of Stock issued to the Holder upon the Holder’s exercise of the Option to satisfy the tax withholding obligations of the Company or an Affiliate; provided that the Fair Market Value of the shares of Stock held back shall not exceed the Company’s or the Affiliate’s Minimum Statutory Tax Withholding Obligation.

The Company shall have no obligation upon grant, vesting, or exercise of the Option to issue any shares of Stock hereunder until the Company or an Affiliate has received payment sufficient to cover the Minimum Statutory Tax Withholding Obligation with respect to that grant, vesting, .or exercise. Neither the Company nor any Affiliate shall be obligated to advise the Holder of the existence of the tax or the amount which it will be required to withhold.

13.	No Fractional Shares. All provisions of this Option Agreement concern whole shares. Notwithstanding anything contained in this Option Agreement to the contrary, if the application of any provision of this Option Agreement would yield a fractional share, such fractional share shall be rounded down to the next whole share.

14.	Notices. Any notice, instruction, authorization, request, or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, by facsimile transmission, or by courier or delivery service to the Company at 11601 N. Galayda Drive, Houston, Texas 77086, Attention: Chief Financial Officer, and to the Holder at the Holder’s address and facsimile number (if applicable) indicated beneath the Holder’s signature on the execution page of this Option Agreement, or at such other address and facsimile number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

15.	No Employment Obligation. This Option Agreement is not an employment contract, express or implied, and no provision of this Option Agreement shall impose upon the Company or any Affiliate any obligation to employ or continue to employ, or utilize the services of, the Holder. The right of the Company or any Affiliate to terminate the employment of the Holder shall not be diminished or affected by reason of the fact that the Option has been granted to the Holder, and nothing in the Plan or this Option Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate any employee’s employment at any time or for any reason not prohibited by law.

16.	Successors and Assigns. Except as otherwise provided to the contrary in this Option Agreement or in the Plan, this Option Agreement shall bind, be enforceable by and inure to the benefit of the Company, its Affiliates, and their successors and assigns, and to the Holder, the Holder’s Permitted Assignees, executors, administrators, agents, and legal and personal representatives.

17.	Grant Subject to Terms of Plan and this Option Agreement. The Holder acknowledges and agrees that the grant of the Option hereunder is made pursuant to and governed by the terms of the Plan and this Option Agreement, ratifies and consents to any action taken by the Company, the Board of Directors or the Committee concerning the Plan and agrees that the grant of the Option pursuant to this Option Agreement is subject in all respects to the more detailed provisions of the Plan.

18.	Amendment and Waiver. Subject to the Plan, this Option Agreement may be amended, modified, or superseded by written instrument executed by the Company and the Holder. Only a written instrument executed and delivered by the party waiving compliance hereof shall make any waiver of the terms or conditions effective. Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company.

IN WITNESS WHEREOF, this Option Agreement has been duly executed and delivered as of the day and year first above mentioned.

INDEPENDENCE CONTRACT DRILLING, INC.		HOLDER

By
	Philip A. Choyce	[•]
	Senior Vice President & Chief Financial Officer	[•]